UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: November 28, 2000
                        (Date of earliest event reported)


                                   LMKI, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                        0-26578                 33-0662114
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)


            3355 Michelson Drive, Suite 300, Irvine, California 92612
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (949) 794-3000

                                 Not applicable
          (Former name or former address, if changed since last report)




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Item 1.  Change in control of registrant.

Not applicable.

Item 2.  Acquisition or disposition of assets.

Not applicable.

Item 3.  Bankruptcy or receivership.

Not applicable.

Item 4.  Changes in registrant's certifying accountant.

         On November 28, 2000, LMKI, Inc. (the "Company"), determined that Timothy L. Steers, CPA, LLC, would be dismissed as the Company's principal accountant and would not be engaged to conduct the audit of the Company's financial statements for the fiscal year ended August 31, 2000.

         Timothy L. Steers' reports on the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements there were no disagreements between the Company and Timothy L. Steers on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which, if not resolved to the satisfaction of Timothy L. Steers would have caused him to make a reference to the matter in his report.

         The decision to change accountants was approved by the Board of Directors of the Company.

         On November 28, 2000, the Company engaged Corbin & Wertz as its principal accountant to audit its financial statements for the year ended August 31, 2000. The Company has not previously consulted with Corbin & Wertz on the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Item 5.  Other.

Not applicable.

Item 6.  Resignations of registrant's directors.

Not applicable.

Item 7.  Financial Statements and Exhibits.

Letter from Timothy Steers to the Securities Exchange Commission.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 28, 2000.

                                                 LMKI, INC.

                                             By  /S/  BRYAN L. TURBOW
                                                 ----------------------
                                                 Bryan L. Turbow
                                                 Chief Executive Officer

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